SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 20, 2002.


                              KEY3MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-16061                 95-4799962
(State or other Jurisdiction         (Commission File            (IRS Employer
      of incorporation)                   Number)            Identification No.)

                         5700 Wilshire Blvd., Suite 325
                              Los Angeles, CA 90036
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (323) 954-6000


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On December 20, 2002, Triax Holdings Ltd. (the "Purchaser") acquired a total of 36,700,190 shares (the "Shares") of Key3Media Group, Inc. (the "Company") common stock, par value $0.01, from SOFTBANK America, Inc. and SOFTBANK Holdings Inc., for an aggregate purchase price of $2.00. To the Company's knowledge, the Purchaser used cash on hand to fund the purchase of the Shares. As of December 26, 2002, the Purchaser beneficially owns approximately 53.55% of the Company's common stock, which represents approximately 40.74% of the Company's total voting power. This purchase constitutes a change in control and an event of default under the Company's senior bank credit facility. The Company's advisors are in discussions with the Company's bank lenders regarding this development. The Company has no relationship with the Purchaser.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KEY3MEDIA GROUP, INC.

      Dated: January 3, 2002          By:   Peter B. Knepper
                                            --------------------
                                        Name:  Peter B. Knepper
                                        Title: Executive Vice President
                                               and Chief Financial Officer